Exhibit 99.1

BMHC ANNOUNCES EXCEPTIONAL FIRST QUARTER 2005 FINANCIAL RESULTS

Sales Exceed $500 Million for the Fourth Consecutive Quarter

Record Net Income of $21.1 Million for the Quarter

SAN FRANCISCO (April 26, 2005) – Building Materials Holding Corporation (Nasdaq: BMHC), a leading provider of building products and construction services to professional residential builders and contractors, today reported sales for the first quarter of 2005 increased 37% to $572.9 million, compared to $416.8 million in the first quarter of 2004.
Net income for the first quarter of 2005 was $21.1 million or $1.47 per diluted share, compared to $4.2 million or $0.31 per diluted share for the first quarter of 2004.
Robert E. Mellor, Chairman, President and Chief Executive Officer, stated, “The very strong momentum from our performance last year has continued into 2005. Both BMC West and BMC Construction achieved record-setting increases in sales and operating income for the quarter. We are very pleased to have generated sales in excess of one-half billion for the fourth consecutive quarter and net income in the first quarter that was the highest quarterly net income in our history. We continue to expand geographically and broaden our construction services offerings to strengthen our market share. Increased scale and management’s focus on excellence in delivering value-added products and construction services, combined with favorable long-term housing trends in many of our markets, continue to drive our excellent financial performance.”
BMC West
Sales for the quarter increased 20% to $330.7 million compared to $275.4 million in the same period a year ago. The increase in sales was due to growth in sales at existing business units from strong housing construction and strategic initiatives in certain target markets.
Income from operations more than doubled to $28.9 million from $14.2 million in the same quarter a year ago. Gross margins improved as a result of continued effective management of inventory. Also, operating expenses as a percent of sales were lower than the same period a year ago.

BMC Construction
Sales for the quarter increased over $100 million or 71% to $242.2 million compared to $141.4 million in the same quarter a year ago. Sales from existing operations accounted for 75% of the increase while the remaining portion was from acquisitions not present in the first quarter of 2004. New home construction was strong in most of our markets, particularly in the Southwest region, Florida and Northern California.
Income from operations quadrupled to $28.5 million from $6.7 million in the first quarter of 2004. Gross margins increased as the result of favorable changes in customer mix, improved construction contract estimating and efficiencies. Operating expenses as a percent of sales were consistent with the first quarter of 2004.
Teleconference and Webcast
BMHC will host a conference call and audio webcast today at 9 a.m. Pacific Time to discuss financial results for the first quarter ended March 31, 2005. The conference call can be accessed by dialing 877-223-0437 (Domestic) or 706-643-0552 (International). A replay will be available through May 3, 2005 by dialing 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is 3348776. The conference call and replay can be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest suppliers of residential building materials and construction services in the United States. We compete in the homebuilding industry through two subsidiaries, BMC West and BMC Construction. With locations in the western and southern states, BMC West distributes building materials and manufactures building components for professional builders and contractors. BMC Construction provides construction services to high-volume production homebuilders in key growth markets in western, southern and east coast states. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our 2004 Form 10-K. These risks and uncertainties may include, but are not limited to:

•
demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence, as well as other important factors;

•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;

•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:	Bill Smartt	Ellis Goebel
	Senior Vice President and	Senior Vice President,
	Chief Financial Officer	Business Development and Investor Relations
	(415) 627-9100	(415) 627-9100

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Income
(thousands, except per share data)

	Three Months Ended March 31
	2005	2004
Sales
Building products	$292,031	$247,357
Construction services	280,897	169,486
Total sales	572,928	416,843

Costs and operating expenses
Cost of goods sold
Building products	215,004	186,219
Construction services	228,128	148,581
Impairment of assets	―	1,273
Selling, general and administrative expenses	89,993	70,626
Other income, net	(505)	(507)
Total costs and operating expenses	532,620	406,192

Income from operations	40,308	10,651

Interest expense	3,198	2,754

Income before income taxes and minority interests	37,110	7,897

Income taxes	12,961	2,734

Minority interests income, net	(3,001)	(975)

Net income	$21,148	$4,188

Net income per share:
Basic	$1.53	$0.31
Diluted	$1.47	$0.31

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except share data)

	March 31	December 31		March 31	December 31
	2005	2004		2005	2004
ASSETS			LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS’ EQUITY
Cash and cash equivalents	$33,466	$19,496	Accounts payable	$105,403	$77,591
Marketable securities	1,250	2,216	Accrued liabilities
Receivables, net	270,252	238,071	Accrued compensation	35,935	34,078
Inventory	185,347	153,391	Insurance deductible reserves	32,571	26,639
Unbilled receivables	25,973	17,196	Other	33,810	26,177
Deferred income taxes	15,137	11,913	Billings in excess of costs and estimated earnings	19,000	11,274
Prepaid expenses and other current assets	3,371	7,317	Current portion of long-term debt	2,882	3,404
Total current assets	534,796	449,600	Total current liabilities	229,601	179,163

Property and equipment, net	168,565	164,311	Deferred income taxes	2,347	297
Marketable securities	17,630	16,760	Long-term debt	223,604	206,419
Deferred loan costs	2,295	2,084	Other long-term liabilities	20,281	23,162
Other long-term assets	19,148	16,281	Total liabilities	475,833	409,041
Other intangibles, net	14,066	13,692
Goodwill	82,631	80,316	Minority interests	11,000	6,325
Total assets	$839,131	$743,044
			Commitments and contingent liabilities	―	―

			Shareholders’ equity
			Common stock, $0.001 par value, 20,000,000 shares authorized; 14,028,775 and 13,852,683 shares issued and outstanding, respectively	14	14
			Additional paid-in capital	130,210	124,594
			Unearned compensation	(3,725)	(1,383)
			Retained earnings	225,838	205,812
			Accumulated other comprehensive loss, net	(39)	(1,359)
			Total shareholders’ equity	352,298	327,678
			Total liabilities, minority interests and shareholders’ equity	$839,131	$743,044

Building Materials Holding Corporation
Segment Information
(thousands)
(unaudited)

	Three Months Ended March 31
	2005	2004
Sales
BMC West	$330,686	$275,446

BMC Construction	242,242	141,397
	$572,928	$416,843

Income from Operations
BMC West	$28,875	$14,182

BMC Construction	28,532	6,729

Corporate and other	(17,099)	(10,260)
	$40,308	$10,651

We evaluate our results of operations including and excluding acquisitions. We believe a presentation of sales and income from operations excluding recent acquisitions enhances an understanding of the acquisitions as well as comparable operations for the respective periods.

A reconciliation of sales and income from operations before recent acquisitions for the three months ended March 31, 2005 and 2004 is provided in the following table:

	Three Months Ended March 31
	2005	2004
Sales
BMC West	$330,686	$275,446
Less: Acquisitions	(10,081)	―
	320,605	275,446

BMC Construction	242,242	141,397
Less: Acquisitions	(25,876)	―
	216,366	141,397
	$536,971	$416,843

Income from Operations
BMC West	$28,875	$14,182
Less: Acquisitions (income) loss	(139)	―
	28,736	14,182

BMC Construction	28,532	6,729
Less: Acquisitions (income) loss	(1,061)	―
	27,471	6,729

Corporate and other	(17,099)	(10,260)
	$39,108	$10,651